Execution Version
AMENDMENT NO. 1

This AMENDMENT NO. 1 (this “Amendment”), dated as of April 24, 2020 and effective as of the Amendment No. 1 Effective Date (as hereinafter defined), is made and entered into by and among TWIN RIVER WORLDWIDE HOLDINGS, INC., a Delaware corporation (the “Borrower”), the GUARANTORS, each REVOLVING LENDER party hereto, and CITIZENS BANK, N.A., as administrative agent for the Lenders under the Existing Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”).
RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of May 10, 2019 (as amended, restated, amended and restated, replaced, supplemented, or otherwise modified prior to giving effect to the amendments contemplated by this Amendment, the “Existing Credit Agreement” and, after giving effect to the amendments contemplated by this Amendment, the “Credit Agreement”), among the Borrower, the Guarantors, the Lenders party thereto from time to time, the Administrative Agent, Citizens Bank, N.A., as collateral agent for the Secured Parties (as defined in the Credit Agreement), and the other parties thereto;

WHEREAS, the Borrower has requested certain amendments to and consents under the Existing Credit Agreement; and

WHEREAS, the Administrative Agent, the Borrower and the Revolving Lenders party hereto, constituting the Required Revolving Lenders, are willing to agree to such amendments and consents pursuant to Section 13.04(a)(vii) of the Existing Credit Agreement, subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and agreements, provisions, and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. Except as otherwise expressly provided herein, capitalized terms used in this Amendment (including in the Recitals and the introductory paragraph above) shall have the meanings given in the Credit Agreement, and the rules of construction set forth in the Credit Agreement shall apply to this Amendment.

ARTICLE II

AMENDMENTS TO EXISTING CREDIT AGREEMENT

SECTION 2.1 Amendments to Existing Credit Agreement. The following amendments to the Existing Credit Agreement shall take effect and become operative upon the Amendment No. 1 Effective Date:

(a)Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the last sentence of the definition of “LIBO Base Rate” as follows:

Notwithstanding the foregoing, the LIBO Base Rate shall not be less than (i) with respect to the Term B Facility Loans, 0.00% and (ii) with respect to the Revolving Loans, 0.75%.

(b)Section 10.08 of the Existing Credit Agreement is hereby amended and replaced with the following (provided, however, that such amendments shall be disregarded for the purpose of any requirement under the Credit Agreement to be in compliance on a Pro Forma Basis with the Financial Maintenance Covenant (and Section 10.08 and related definitions as used for such purpose) for purposes of Sections 9.12(a)(iii), 10.01(n)(ii), 10.04(l), 10.04(m), 10.06(j), 10.06(k), 10.09(a)(ii) and 10.09(a)(iii) of the Credit Agreement):

Section 10.08. Financial Maintenance Covenant.

(a) Consolidated Total Net Leverage Ratio.

        (i) Solely for the benefit of the Lenders under the Revolving Facility, without the consent of the Required Revolving Lenders, Borrower shall not permit the Consolidated Total Net Leverage Ratio as of the last day of any fiscal quarter of Borrower commencing with (i) the first complete fiscal quarter ending after the Closing Date through the fiscal quarter ending December 31, 2020 to exceed 5.50 to 1.00, (ii) the fiscal quarter ending March 31, 2021 through the fiscal quarter ending December 31, 2021 to exceed 5.25:1.00; and (iii) the fiscal quarter ending March 31, 2022 and each fiscal quarter thereafter to exceed 5.00:1.00; provided that (1) the provisions of this Section 10.08(a)(i) shall not be applicable to any such fiscal quarter if on the last day of such fiscal quarter (A) the aggregate principal amount of Revolving Loans, Swingline Loans and Letters of Credit (excluding up to $2.5 million of issued and outstanding undrawn Letters of Credit) that are issued and/or outstanding is equal to or less than 30% of the Total Revolving Commitments and (B) there are not more than $250.0 million of Revolving Commitments in the aggregate in effect and (2) this Section 10.8(a)(i) shall not apply to the extent but only for so long as Section 10.8(a)(ii) is applicable in accordance with clause (2) of the proviso thereof, provided, however, that if the Leverage Covenant Relief Period is terminated in accordance with clause (ii) of the definition thereof, this Section 10.08(a)(i) shall apply for each fiscal quarter after the Qualifying Quarter.
        (ii) Notwithstanding Section 10.8(a)(i) above, but only for so long as each and every Leverage Covenant Relief Period Condition shall be satisfied for the duration of the Leverage Covenant Relief Period, then solely for the benefit of the Lenders under the Revolving Facility, without the consent of the Required Revolving Lenders, Borrower shall not permit the Consolidated Total Net Leverage Ratio as of the last day of any fiscal quarter of Borrower commencing with (i) the fiscal quarter ending March 31, 2021 to exceed 6.25:1.00; (ii) the fiscal quarter ending June 30, 2021 to exceed 6.00:1.00; (iii) the fiscal quarter ending September 30, 2021 to exceed 5.75:1.00; (iv) the fiscal quarter ending December 31, 2021 to exceed 5.50:1.00 and (v) the fiscal quarter ending March 31, 2022 and each fiscal quarter thereafter to exceed 5.00:1.00; provided that (1)

the provisions of this Section 10.08(a)(ii) shall not be applicable to any such fiscal quarter if on the last day of such fiscal quarter (A) the aggregate principal amount of Revolving Loans, Swingline Loans and Letters of Credit (excluding up to $2.5 million of issued and outstanding undrawn Letters of Credit) that are issued and/or outstanding is equal to or less than 30% of the Total Revolving Commitments and (B) there are not more than $250.0 million of Revolving Commitments in the aggregate in effect and (2) for the avoidance of doubt, (I) if at any time during the Leverage Covenant Relief Period, a default shall be made in the due observance or performance by Borrower or any Restricted Subsidiary of any Leverage Covenant Relief Period Condition or (II) Borrower shall fail to deliver the Compliance Certificate and Section 9.04 Financials in respect of the fiscal quarter ending March 31, 2021 on or prior to the dates required by this Agreement, then this Section 10.08(a)(ii) shall be null and void and shall be deemed to not have applied in respect of any Test Period ending during the Leverage Covenant Relief Period and (3) if the Leverage Covenant Relief Period is terminated in accordance with clause (ii) of the definition thereof, then the maximum Consolidated Total Net Leverage Ratio levels for each fiscal quarter after the Qualifying Quarter shall be those as in effect and set forth in Section 10.08(a)(i).

(b) Section 10.08 Defined Terms. As used in this Section 10.08, the following terms shall have the following meanings:

        (i) “Additional Specified Covenant Relief Period Acquisitions” shall mean the acquisition by the Borrower or its Restricted Subsidiaries of (i) the entities operating the Eldorado Resort Casino Shreveport and the Montbleu Resort Casino pursuant to and in accordance with that certain Equity Purchase Agreement, dated as of April 24, 2020 (the “Shreveport Acquisition Agreement”), among Affiliates of Eldorado Resorts, Inc. (“Eldorado”), the Borrower, Twin River Management Group, Inc., a Delaware corporation (“TRMG”) and the other parties party thereto and (ii) the casino, hotel and related operations and assets at the property known as Bally’s Park Place pursuant to that certain Asset Purchase Agreement, dated as of April 24, 2020 (the “Bally’s Acquisition Agreement” and, together with the Shreveport Acquisition Agreement, the “Additional Specified Covenant Relief Period Acquisition Agreements”), by and between Bally’s Park Place LLC and TRMG.

        (ii) “Leverage Covenant Relief Period” shall mean the period commencing on the Leverage Covenant Relief Period Commencement Date and ending on the earlier of (i) the date on which Administrative Agent receives from Borrower the Compliance Certificate and Section 9.04 Financials in respect of the fiscal quarter ending March 31, 2021 and (ii) the date that the Administrative Agent receives a Leverage Covenant Relief Period Termination Notice from Borrower.

        (iii) “Leverage Covenant Relief Period Commencement Date” shall mean the “Amendment No. 1 Effective Date” under and as defined in the Amendment No. 1, dated as of April 24, 2020, among Borrower, the Guarantors party thereto, the Revolving Lenders party thereto and Administrative Agent.

        (iv) “Leverage Covenant Relief Period Conditions” shall mean, during the Leverage Covenant Relief Period, the Borrower:

 (a) shall not, and shall not permit any of its Restricted Subsidiaries to, (1) designate any Subsidiary of the Borrower as an Unrestricted Subsidiary pursuant to Section 9.12, (2) designate any Restricted Subsidiary of the Borrower as an Immaterial Subsidiary pursuant to Section 9.13, other than any Restricted Subsidiary that is newly formed (but not acquired) by the Borrower or any of its Restricted Subsidiaries that satisfies all the criteria to be designated as an Immaterial Subsidiary under the definition thereof and Section 9.13, (3) make any Investment (i) pursuant to Section 10.04(d) by any Credit Party in any Person that is not a Credit Party, (ii) pursuant to Section 10.04(i) other than (A) the Specified Covenant Relief Period Acquisitions and the Additional Specified Covenant Relief Period Acquisitions and (B) other Permitted Acquisitions solely to the extent the consideration therefor consists solely of Equity Interests of Borrower issued to the seller(s) in such Permitted Acquisition, (iii) pursuant to Section 10.04(k) in excess of $10.0 million in the aggregate during the Leverage Covenant Relief Period, (iv) pursuant to Section 10.04(h), other than Investments made in reliance on Section 10.04(h)(i) in an amount not to exceed $1.0 million in the aggregate during the Leverage Covenant Relief Period or (v) pursuant to Section 10.04(l), (m), (s), (t) or (x), (4) make any Restricted Payment pursuant to Section 10.06(i), (j), (k), (m) or (o) or (5) make any Junior Prepayments pursuant to Section 10.09(a)(i), (a)(ii), (a)(iii) or (a)(xii);

        (b) shall not permit the Liquidity at the last day of any month, commencing with the first calendar month ending after the Amendment No. 1 Effective Date and through and including March 31, 2021 (or if the Leverage Covenant Relief Period has ended prior to March 31, 2021 pursuant to clause (ii) of the definition thereof, the last day of the calendar month immediately preceding such termination), to be less than the Minimum Liquidity Amount at such time; and

        (c) shall as soon as available and in any event within 10 Business Days following the last day of each calendar month occurring during the Financial Covenant Relief Period, furnish a certificate of a Responsible Officer of Borrower setting forth in reasonable detail the computations necessary to determine whether Borrower and its Restricted Subsidiaries were in compliance with the covenants set forth in Section 10.08(b) as of the last day of the calendar month to which the certificate relates.

        (v) “Leverage Covenant Relief Period Termination Notice” shall mean a certificate of a Responsible Officer of Borrower that is delivered to Administrative Agent (a) stating that Borrower irrevocably elects (i) to terminate the Leverage Covenant Relief Period effective as of the date on which Administrative Agent receives such Covenant Relief Period Termination Notice and (ii) that commencing with the first fiscal quarter ending after the Qualifying

Quarter, the Financial Maintenance Covenants set forth in Section 10.08 shall be governed by clauses (a)(i) thereof (instead of clause (a)(ii) thereof) and (b) certifying that Borrower and its Restricted Subsidiaries would have been in compliance with the Financial Maintenance Covenants (as set forth in clause (a)(i) of Section 10.08) as of the most recent Calculation Date if such Financial Maintenance Covenants had been applicable (the fiscal quarter ending on such Calculation Date, the “Qualifying Quarter”), and setting forth in reasonable detail the computations necessary to determine such compliance.

        (vi) “Liquidity” shall mean, on any date, the amount equal to (a) the sum of (x) unrestricted cash and Cash Equivalents of Borrower and its Restricted Subsidiaries (regardless of whether held in a Collateral Account), plus (y) cash and Cash Equivalents of Borrower and its Restricted Subsidiaries that are restricted in favor of the Obligations (which may include cash and Cash Equivalents securing other Indebtedness secured by a Lien on the Collateral), plus (b) the aggregate Unutilized R/C Commitments of all Revolving Lenders, minus (c) the Specified Covenant Relief Period Acquisition Liquidity Reserve.

        (vii) “Minimum Liquidity Amount” shall mean (a) from the Amendment No. 1 Effective Date through and including May 31, 2020, $75.0 million, (b) from June 1, 2020 through and including June 30, 2020, $65.0 million, (c) from July 1, 2020 through and including July 31, 2020, $55.0 million, and (d) from and after August 1, 2020 through and including March 31, 2021, $50.0 million.

        (viii) “Specified Covenant Relief Period Acquisition” shall mean the acquisition by the Borrower or its Restricted Subsidiaries of the equity interests of Rainbow Casino Vicksburg Partnership, L.P. and IOC-Kansas City, Inc. pursuant to and in accordance with that certain Equity Purchase Agreement, dated as of July 10, 2019, among Affiliates of Eldorado, TRMG, the Borrower and Eldorado.

        (ix) “Specified Covenant Relief Period Acquisition Liquidity Reserve” shall mean (a) at any time prior to the earlier of (i) the consummation of the Specified Covenant Relief Period Acquisition and (ii) the termination of the Specified Covenant Relief Period Acquisition in accordance its terms, $230.0 million and (b) from and after the earlier of (i) the consummation of the Specified Covenant Relief Period Acquisition and (ii) the termination of the Specified Covenant Relief Period Acquisition in accordance with its terms, $0.0.

(c) Notwithstanding anything to the contrary in the definition of “Consolidated EBITDA”, solely for purposes of Section 10.08(a)(ii), Consolidated EBITDA for the Test Period ending March 31, 2021 shall be deemed to be Consolidated EBITDA for the fiscal quarters ending December 31, 2020 and March 31, 2021 multiplied by 2, and (ii) Consolidated EBITDA for the Test Period ending June 30, 2021 shall be deemed to be Consolidated EBITDA for the fiscal quarters ending December 31, 2020, March 31, 2021 and June 30, 2021 multiplied by 4/3.

(d) Notwithstanding anything to the contrary in the definition of “Consolidated EBITDA”, solely for purposes of (A) any Leverage Covenant Relief Period Termination Notice and (B) Section 10.08(i) if the Leverage Covenant Relief Period is terminated in accordance with clause (ii) of the definition thereof, (i) Consolidated EBITDA for the Test Period ending on the last day of the Qualifying Quarter, shall be deemed to be, at the Borrower’s election, (1) Consolidated EBITDA for the four fiscal quarter period ending on the last day of the Qualifying Quarter, (2) Consolidated EBITDA for the three fiscal quarter period ending on the last day of the Qualifying Quarter multiplied by 4/3 or (3) Consolidated EBITDA for the two fiscal quarter period ending on the last day of the Qualifying Quarter multiplied by 2, and (ii) Consolidated EBITDA for the Test Period ending on the last day of the fiscal quarter immediately following the Qualifying Quarter shall be deemed to be (1) if the Borrower elected to use clause (i)(1) or (i)(2) above, Consolidated EBITDA for the four fiscal quarter period ending on the last day of the fiscal quarter immediately following the Qualifying Quarter and (2) if the Borrower elected to use clause (i)(3) above, Consolidated EBITDA for the three fiscal quarter period ending on the last day of the fiscal quarter immediately following the Qualifying Quarter multiplied by 4/3.

(e) For the avoidance of doubt, only the consent of the Required Revolving Lenders shall be required to (and only the Required Revolving Lenders, shall have the ability to) amend, waive or modify the covenants set forth in this Section 10.08 (including any amendment or modification of any defined terms as used in this Section 10.08).

(c)Annex B-1 of the Existing Credit Agreement is hereby amended by inserting the following at the end thereof:
; provided, that at all times during the Leverage Covenant Relief Period the Applicable Fee Percentage for Revolving Loans shall be based on Level I.
(d) Annex B-2 of the Existing Credit Agreement is hereby amended by inserting the following at the end thereof:
; provided, that at all times during the Leverage Covenant Relief Period the Applicable Margin for Revolving Loans and Swingline Loans shall be based on Level I.

ARTICLE III

CONSENT OF REQUIRED REVOLVING LENDERS

SECTION 3.1 Pursuant to Section 13.04(a)(vii)(D) of the Existing Credit Agreement, the Revolving Lenders party hereto, constituting the Required Revolving Lenders, hereby agree that, with respect to the funding of any Revolving Loan the proceeds of which are being used to fund any Additional Specified Covenant Relief Period Acquisition, so long as (1) the applicable Additional Specified Covenant Relief Period Acquisition Agreement shall not have been amended, waived or modified by Borrower (or its applicable Subsidiary) and Borrower (or its applicable Subsidiary) shall not have given any consent thereunder, in each case, that is materially adverse to the Lenders in their capacity as such in any such case without the prior written consent of the Required Revolving Lenders (such consent not to be unreasonably withheld, conditioned or delayed), (2) such Additional Specified Covenant

Relief Period Acquisition is being consummated in all material respects in accordance with the applicable Additional Specified Covenant Relief Period Acquisition Agreement and (3) from April 24, 2020 to the date of the consummation of such Additional Specified Covenant Relief Period Acquisition, no “Material Adverse Effect” or “Business Material Adverse Effect” (as defined in the applicable Additional Specified Covenant Relief Period Acquisition Agreement) shall have occurred, then (a) the condition set forth in Section 7.02(a)(i) of the Existing Credit Agreement to funding a Revolving Loan the proceeds of which are being used to fund such Additional Specified Covenant Relief Period Acquisition shall be limited to the absence of any Event of Default specified in Section 11.01(b) or 11.01(c) of the Existing Credit Agreement or an Event of Default specified in Section 11.01(g) or 11.01(h) of the Existing Credit Agreement with respect to Borrower and (b) the condition set forth in Section 7.02(a)(ii) of the Existing Credit Agreement to funding a Revolving Loan the proceeds of which are being used to fund such Additional Specified Covenant Relief Period Acquisition shall be limited to the accuracy in all material respects of (x) the Specified Representations and (y) if applicable, the representations and warranties contained in the applicable Additional Specified Covenant Relief Period Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that Borrower or any of its Affiliates have the right to terminate its or their obligations under the acquisition agreement for such Acquisition as a result of a breach of such representations and warranties in such acquisition agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 None of the execution, delivery and performance by any Credit Party of this Amendment nor the consummation of the transactions herein do or will (i) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under (x) any Organizational Document of any Credit Party or (y) any applicable Requirement of Law (including, without limitation, any Gaming/Racing Law) or (z) any order, writ, injunction or decree of any Governmental Authority binding on any Credit Party or result in a breach of, or require termination of, any term or provision of any Contractual Obligation of any Credit Party or (ii) constitute (with due notice or lapse of time or both) a default under any such Contractual Obligation or (iii) result in or require the creation or imposition of any Lien (except for the Liens created pursuant to the Security Documents) upon any Property of any Credit Party pursuant to the terms of any such Contractual Obligation, except with respect to clauses (i)(y), (i)(z), (ii), or (iii) which would not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.2 The representations and warranties contained in Article VIII of the Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the Amendment No. 1 Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is (or was) true and correct in all respects.

ARTICLE V

CONDITIONS TO THE AMENDMENT NO. 1 EFFECTIVE DATE

This Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) on which each of the following conditions is satisfied or waived:

SECTION 5.1 Execution of Counterparts. The Administrative Agent shall have received executed counterparts of this Amendment from each Credit Party, the Revolving Lenders constituting the Required Revolving Lenders, and the Administrative Agent.

SECTION 5.2 Corporate Documents.  The Administrative Agent shall have received:

(a)certified true and complete copies of the Organizational Documents of each Credit Party and evidence of all corporate or other applicable authority for each Credit Party (including board of directors (or other applicable governing authority) resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery, and performance of this Amendment, certified as of the Amendment No. 1 Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of each such Credit Party (or the member or manager or general partner of such Credit Party, as applicable) (provided that, in lieu of attaching such Organizational Documents and/or evidence of incumbency, such certificate may certify that (i) since the Closing Date (or such later date on which the applicable Credit Party became party to the Credit Documents), there have been no changes to the Organizational Documents of such Credit Party and (ii) no changes have been made to the incumbency certificate of the officers of such Credit Party delivered on the Closing Date (or such later date referred to above));

(b)a certificate as to the good standing of each Credit Party as of a recent date, from the Secretary of State (or other applicable Governmental Authority) of its jurisdiction of formation; and

(c)an Officer’s Certificate of the Borrower, dated the Amendment No. 1 Effective Date, certifying that the conditions set forth in Section 5.3 hereof have been satisfied.

SECTION 5.3 No Default or Event of Default; Representations and Warranties True. Both immediately prior to this Amendment and also after giving effect to this Amendment:

(a)no Default or Event of Default shall have occurred and be continuing; and

(b)each of the representations and warranties made by the Credit Parties in Article VIII of the Credit Agreement, Article III hereof and in the other Credit Documents shall be true and correct in all material respects on and as of the Amendment No. 1 Effective Date (it being understood and agreed that any such representation or warranty which by its terms is made as of an earlier date shall be required to be true and correct in all material respects only as of such earlier date, and that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the applicable date).

SECTION 5.4 Fees.

(a)Borrower shall have paid to Administrative Agent, for the account of each Revolving Lender under the Existing Credit Agreement that has delivered its executed counterpart to this Amendment prior to 7:00 p.m., New York City time, on April 24, 2020, a consent fee equal to 0.25% of the principal amount of such Lender’s Revolving Loans and Revolving Commitments under the Existing Credit Agreement.

(b)The Administrative Agent shall have received all fees and expenses required to be paid by the Borrower for which reasonably detailed invoices have been presented (including the reasonable fees and expenses of Latham & Watkins LLP), on or before the Amendment No. 1 Effective Date, but in no event less than two (2) Business Days prior to Amendment No. 1 Effective Date unless otherwise agreed to by Borrower.

ARTICLE VI

VALIDITY OF OBLIGATIONS AND LIENS

SECTION 6.1 Reaffirmation. Each of the Credit Parties party hereto (a) acknowledges and agrees that all of such Credit Party’s obligations under the Security Documents and the other Credit Documents (as amended hereby) to which it is a party are reaffirmed and remain in full force and effect on a continuous basis as amended by this Amendment, (b) reaffirms each lien and security interest granted by it to the Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations and the guaranties of the Guaranteed Obligations made by it pursuant to the Existing Credit Agreement, and (c) acknowledges and agrees that the grants of liens and security interests by, and the guaranties of, the Credit Parties contained in the Existing Credit Agreement and the Security Documents are, and shall remain, in full force and effect, and continue to secure the Secured Obligations and guaranty the Guaranteed Obligations, after giving effect to this Amendment and the transactions contemplated hereby and thereby.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1 Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of the Borrower and the Administrative Agent (acting at the direction of such Lenders as may be required under Section 13.04 of the Credit Agreement).

SECTION 7.2 Entire Agreement. This Amendment (including the Schedules and Exhibits) and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof. Each Revolving Lender party hereto, in its capacity as a Revolving Lender hereunder and in its capacity as a Revolving Lender under the Existing Credit Agreement, hereby consents to the amendments set forth herein.

SECTION 7.3 GOVERNING LAW. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSIES, DISPUTES, OR CAUSES OF ACTION (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) BASED UPON OR RELATING TO THIS AMENDMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE

LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PRINCIPLES THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION.

SECTION 7.4 SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER. EACH PARTY HERETO AGREES THAT SECTIONS 13.09(b), 13.09(c), 13.09(d), AND 13.09(e) OF THE CREDIT AGREEMENT SHALL APPLY TO THIS AMENDMENT MUTATIS MUTANDIS.

SECTION 7.5 No Advisory or Fiduciary Responsibility. Each party hereto agrees that Section 13.17 of the Credit Agreement shall apply to this Amendment mutatis mutandis.

SECTION 7.6 Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Amendment.

SECTION 7.7 Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Amendment by facsimile or other electronic transmission (including portable document format (“.pdf”) or similar format) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include an electronic symbol or process attached to a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record (each an “Electronic Signature”), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent.  Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Credit Parties, electronic images of this Amendment or any other Credit Documents (in each case, including with respect to any signature pages thereto)  shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Credit Documents based solely on the lack of paper original copies of any Credit Documents, including with respect to any signature pages thereto.

SECTION 7.8 Credit Document. This Amendment shall constitute a “Credit Document”, as defined in the Credit Agreement.

SECTION 7.9 No Novation. The parties hereto expressly acknowledge that it is not their intention that this Amendment or any of the other Credit Documents executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants, or agreements contained in the Existing Credit Agreement or any other Credit Document, but rather constitute a modification thereof or supplement thereto pursuant to the terms contained herein. The Existing Credit Agreement and the other Credit Documents, in each case as amended, modified, or supplemented hereby, shall be deemed to be continuing agreements among the parties thereto, and all documents, instruments, and agreements delivered, as well as all Liens created, pursuant to or in connection with the Existing Credit Agreement and the other Credit Documents shall remain in full force and effect, each in accordance with its terms (as amended, modified, or supplemented by this Amendment), unless such document, instrument, or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Amendment or such document, instrument, or agreement or as otherwise agreed by the required parties hereto or thereto, it being understood that from after the occurrence of the Amendment No. 1 Effective Date, each reference in the Credit Documents to the “Credit Agreement,” “thereunder,” “thereof” (and each reference in the Credit Agreement to “this Agreement,” “hereunder,” or “hereof”) or words of like import shall mean and be a reference to the Credit Agreement as amended, modified or supplemented by this Amendment.

SECTION 7.10 Expenses. Without duplication of any amounts required to be paid pursuant to Section 5.4, the Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses incurred by them in connection with this Amendment, including the reasonable and documented fees, charges and disbursements of Latham & Watkins LLP, counsel for the Administrative Agent.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written, to be effective as of the Amendment No. 1 Effective Date.
Borrower:
TWIN RIVER WORLDWIDE HOLDINGS, INC.

By:  /s/ Craig L. Eaton
Name: Craig L. Eaton
Title: Executive Vice President, General Counsel and Secretary

Guarantors:
TWIN RIVER MANAGEMENT GROUP, INC.

By:  /s/ Craig L. Eaton
Name: Craig L. Eaton
Title: Executive Vice President, General Counsel and Secretary

UTGR, INC.
By:  /s/ Craig L. Eaton
Name: Craig L. Eaton
Title: Executive Vice President, General Counsel and Secretary
PREMIER ENTERTAINMENT BILOXI LLC
By:  /s/ Craig L. Eaton
Name: Craig L. Eaton
Title: Executive Vice President, General Counsel and Secretary

PREMIER FINANCE BILOXI CORP.

By:  /s/ Craig L. Eaton
Name: Craig L. Eaton
Title: Executive Vice President, General Counsel and Secretary

[Signature Page to Amendment No. 1 to Credit Agreement]

JAMLAND, LLC

By:  /s/ Craig L. Eaton
Name: Craig L. Eaton
Title: Executive Vice President, General Counsel and Secretary

TWIN RIVER-TIVERTON, LLC

By:  /s/ Craig L. Eaton
Name: Craig L. Eaton
Title: Executive Vice President, General Counsel and Secretary

PREMIER ENTERTAINMENT III, LLC

By:  /s/ Craig L. Eaton
Name: Craig L. Eaton
Title: Executive Vice President, General Counsel and Secretary

DOVER DOWNS, INC.

By:  /s/ Craig L. Eaton
Name: Craig L. Eaton
Title: Executive Vice President, General Counsel and Secretary

DOVER DOWNS GAMING MANAGEMENT
CORP.

By:  /s/ Craig L. Eaton
Name: Craig L. Eaton
Title: Executive Vice President, General Counsel and Secretary

PREMIER ENTERTAINMENT BLACK HAWK,
LLC

By:  /s/ Craig L. Eaton
Name: Craig L. Eaton
Title: Executive Vice President, General Counsel and Secretary

[Signature Page to Amendment No. 1 to Credit Agreement]

Acknowledged and Agreed by:

CITIZENS BANK, N.A.,
as Administrative Agent

By: /s/ SEAN MCWHINNIE
Name: SEAN MCWHINNIE
Title: DIRECTOR

[Signature Page to Amendment No. 1 to Credit Agreement]

CITIZENS BANK, N.A., as a Lender

By: /s/ SEAN MCWHINNIE
Name: SEAN MCWHINNIE
Title: DIRECTOR

[Signature Page to Amendment No. 1 to Credit Agreement]

The Washington Trust Co., as a Lender

By: /s/ Robert J. O'Neill
Name: Robert J. O'Neill
Title: Vice President
(if a second signature is necessary)

By:
Name:
Title:
[Signature Page to Amendment No. 1 to Credit Agreement]

Capital One, National Association, as a Lender

By: /s/ David Dale
Name: David Dale
Title: Vice President
(if a second signature is necessary)

By:
Name:
Title:
[Signature Page to Amendment No. 1 to Credit Agreement]

TRUIST BANK, as a Lender

By: /s/ Ben Cumming
Name: Ben Cumming
Title: Managing Director
[Signature Page to Amendment No. 1 to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By: /s/ Philip Tancorra
Name: Philip Tancorra
Title: Vice President
philip.tancorra@db.com
212-250-6576

By: /s/ Suzan Onal
Name: Suzan Onal
Title: Vice President
suzan.onal@db.com
212-250-3174
[Signature Page to Amendment No. 1 to Credit Agreement]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Knight D. Kieffer
Name: Knight D. Kieffer
Title: Managing Director
[Signature Page to Amendment No. 1 to Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By: /s/ Brian D. Corum
Name: Brian D. Corum
Title: Managing Director
(if a second signature is necessary)

By:
Name:
Title:
[Signature Page to Amendment No. 1 to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By: /s/ Whitney Gaston
Name: Whitney Gaston
Title: Authorized Signatory

By: /s/ Kamal Shah
Name: Kamal Shah
Title: Authorized Signatory
[Signature Page to Amendment No. 1 to Credit Agreement]